Exhibit 10.9

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 16, 2005

among
ALEXANDRIA REAL ESTATE EQUITIES, INC.,
ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
ARE-QRS CORP.,
ARE ACQUISITIONS, LLC,
 and
The Other Subsidiaries Party Hereto
as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Other Lenders Party Hereto

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of November 16, 2005 (the "Amendment Effective Date"), and entered into by and among Alexandria Real Estate Equities, Inc., a Maryland corporation ("Parent"), Alexandria Real Estate Equities, L.P., a Delaware limited partnership ("Operating Partnership"), ARE-QRS Corp., a Maryland corporation ("QRS"), ARE Acquisitions, LLC, a Delaware limited liability company ("ARE"), and the other Subsidiaries of Parent party hereto (collectively, together with Parent, Operating Partnership, QRS and ARE, the "Borrowers"), Bank of America, N.A. ("Bank of America"), as administrative agent (in such capacity, the "Administrative Agent"), and the Lenders (as defined below) party hereto and is made with reference to that certain Amended and Restated Credit Agreement, dated as of December 22, 2004, by and among the Borrowers, each lender from time party thereto (collectively, the "Lenders" and individually, a "Lender"), and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, Citicorp North America, Inc. and Commerzbank AG New York and Grand Cayman Branches, as Co-Syndication Agents, Societe Generale and Eurohypo AG, New York Branch, as Co-Documentation Agents, and Banc of America Securities LLC, and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners (the "Credit Agreement") and that certain First Amendment to Amended and Restated Credit Agreement, dated as of February 11, 2005, by and among the Borrowers, Administrative Agent and the Required Lenders (the "First Amendment")(the Credit Agreement as amended by the First Amendment and this Amendment, the "Amended Agreement"). Capitalized terms used in this Amendment shall have the meanings set forth in the Credit Agreement unless otherwise defined herein.

RECITALS

     WHEREAS, Borrowers desire to amend the Credit Agreement as more particularly set forth below;

     WHEREAS, pursuant to the Credit Agreement, the amendment set forth herein requires the consent of the Required Lenders, and the Required Lenders hereby consent thereto;

     NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1. AMENDMENT TO THE CREDIT AGREEMENT

1.1 Amendment to Subsection 1.01 - Defined Terms.

     A. Subsection 1.01 shall be amended by deleting the definition of "Adjusted Tangible Net Worth."

     B. Subsection 1.01 shall be amended by deleting the definitions for "Asset Value," "Borrowing Base," "Capitalization Rate," "Development Investments," "Fee Letter," "Leverage Ratio," "Qualified Unencumbered Asset Pool Property," "Term Loan Amount," "Unencumbered," and "Unencumbered Asset Pool" in their entirety and replacing them with the following:

     "Asset Value" means, as of any date of determination and without double counting any item, the sum of the following:

     (a) with respect to any improved Real Property (other than Real Property constituting Development Investments) owned by a Person for a full four consecutive fiscal quarter period or longer, an amount equal to (i) the Adjusted NOI of such Person from such Real Property for the prior four full consecutive fiscal quarters divided by (ii) the Capitalization Rate;

     (b) with respect to any Real Property owned by a Person for less than four full consecutive fiscal quarters, an amount equal to (i) the Adjusted NOI of such Real Property for the period which a Person has owned and operated such Real Property, adjusted by the Borrowers to an annual Adjusted NOI in a manner reasonably acceptable to the Administrative Agent, divided by (ii) the Capitalization Rate;

     (c) with respect to improved Real Property that is not a Development Investment but which is being renovated by a Person or with respect to which a partial or total renovation was recently completed by a Person, an amount as determined at the sole election of the Administrative Agent based on (i) the annualized Adjusted NOI with respect to such Real Property, annualized based on bona fide, arms length signed tenant leases which are in full force and effect requiring current rental payments, and divided by the Capitalization Rate, or (ii) on the cost basis of the Real Property determined in accordance with GAAP; and

     (d) with respect to any Real Property that is Qualified Land, an amount equal to, at the option of the Borrowers, cost basis or the Appraised Value (if any) of such Qualified Land.

     "Borrowing Base" means, as of any date of determination and without duplication, an amount equal to the lesser of (a) the amount which, when added to the total outstanding principal amount of all unsecured Indebtedness of the Parent and its Subsidiaries (including the Outstanding Amount of the Loans), would not exceed the sum of: (i) 60% of the aggregate Asset Value of the Revenue-Producing Properties in the Unencumbered Asset Pool, as of such date, plus (ii) 50% of the aggregate Asset Value of the Qualified Lands in the Unencumbered Asset Pool, as of such date, and (b) the amount which, when added to the total outstanding principal amount of all unsecured Indebtedness of the Parent and its Subsidiaries (including the Outstanding Amount of the Loans), would not cause the Interest Coverage Ratio to be less than 2.00:1.00.

     "Capitalization Rate" means 8.75%.

     "Development Investments" means, as of any date of determination, direct or indirect investments in Real Property which, as of such date, is the subject of ground-up development, new construction, substantial renovation or expansion of improvements to Real Property for its own account, of properties to be used principally for office, office/laboratory, research or manufacturing/warehouse purposes; provided, that, such Real Property or any portion thereof will only constitute a Development Investment from the date construction has commenced thereon until the date on which the Real Property and applicable improvements receive a final certificate of occupancy or equivalent certification allowing legal occupancy for its intended purpose.

     "Fee Letter" means that certain letter agreement dated as of November __, 2005 among the Parent, the Administrative Agent and BAS, which letter agreement supercedes and replaces that certain letter agreement dated as of December 22, 2004 among the Parent, the Administrative Agent and BAS.

     "Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio (expressed as a percentage) of (a) Total Indebtedness of Parent and its Subsidiaries as of that date to (b) the Adjusted Tangible Assets of Parent and its Subsidiaries as of that date.

     "Qualified Unencumbered Asset Pool Property" means Qualified Land and Qualified Revenue-Producing Property.

     "Term Loan Amount" means, at any time, the aggregate principal amount of the Term Loans outstanding, which amount on the Second Amendment Date is equal to $500,000,000, as such amount may be increased from time to time pursuant to Section 2.15 or decreased from time to time.

     "Unencumbered" means, with respect to any Revenue-Producing Property or Qualified Land, that such Revenue-Producing Property or Qualified Land (a) is not subject to any Lien other than Liens permitted under Section 7.01, (b) is not subject to any Negative Pledge and (c) is not held by a Person any of whose direct or indirect equity interests are subject to a Lien or Negative Pledge.

     "Unencumbered Asset Pool" means, as of any date of determination, (a) the Initial Pool Properties, plus (b) each other Qualified Unencumbered Asset Pool Property added to the Unencumbered Asset Pool pursuant to Section 2.16 as of such date, excluding (c) any Revenue-Producing Property or Qualified Land removed from the Unencumbered Asset Pool pursuant to Section 2.16 as of such date.

     C. Subsection 1.01 shall be amended by adding the following definitions in the appropriate alphabetical order:

     "Appraised Value" means, as of any date of determination, without duplication, with respect to any Real Property, the appraised value (if any) thereof based on its unimproved as-is basis determined pursuant to an appraisal prepared by an M.A.I. certified appraisal and otherwise reasonably satisfactory to Administrative Agent (it being understood and agreed that in no event shall the Borrowers be required to deliver updated appraisals more frequently than once during any 24-month period).

     "Minimum Book Value" means, as of any date of determination, without duplication, the sum of: (a) all consolidated assets of Parent and its Subsidiaries as of that date, plus (b) Parent's and its Subsidiaries' minority interest in unconsolidated assets as of that date, minus (i) Intangible Assets of Parent and its Subsidiaries and (ii) Total Liabilities of Parent and its Subsidiaries as of that date.

     "Qualified Land" means, as of any date of determination, without duplication, Real Property that:

     (a) has received all entitlements required for the contemplated development of the Real Property into Revenue-Producing Property;

     (b) is wholly owned in fee simple absolute by Parent or any other Borrower that is a Wholly-Owned Subsidiary;

     (c) to the best of Borrowers' knowledge and belief, does not have any title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;

     (d) is Unencumbered; and

     (e) would not cause the Borrowers to be in violation of the covenant set forth in Section 6.13.

     "Qualified Revenue-Producing Property" means Revenue-Producing Property that:

     (a) is wholly owned in fee simple absolute or a leasehold interest pursuant to a Mortgageable Ground Lease by Parent or any other Borrower that is a Wholly-Owned Subsidiary;

     (b) is occupied or available for occupancy (subject to final tenant improvements);

     (c) to the best of Borrowers' knowledge and belief, does not have any title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property;

     (d) is Unencumbered; and

     (e) would not cause the Borrowers to be in violation of the covenant set forth in Section 6.13.

     "Second Amendment Date" means November __, 2005. "Total Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances and bank guaranties;

     (c) net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f) Capital Lease Obligations; and

     (g) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, Total Indebtedness shall not include any Minority Interest's share of any of the foregoing. The amount of any net obligation under any Swap Contract on any date shall be deemed to be (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), zero. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

1.2 Amendment to Subsection 2.01(b) - Term Loan Commitments.

     A. Subsection 2.01(b) shall be deleted in its entirety and replaced with the following:

     (b) Term Loan. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to fund the portion of the Term Loan Amount represented by its Term Loan Commitment to the Borrowers on the Closing Date or Second Amendment Date, as applicable, in an aggregate amount not to exceed such Term Lender's Term Loan Commitment or the Term Loan Amount. The Term Loan shall be made in two draws on the Closing Date and the Second Amendment Date. To the extent all or any portion of the Term Loans are repaid or prepaid, they may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

1.3 Amendment to Subsection 2.15(a) - Increase in Commitments.

     A. Subsection 2.15(a) shall be deleted in its entirety and replaced with the following:

     (a) Request for Increase. Provided there exists no Default or Event of Default (nor would any occur after giving effect to the increase described herein) and in consultation with the Administrative Agent in order to minimize costs associated therewith, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may request an increase in the Aggregate Commitments (which may be, at the option of the Borrowers, Revolving Commitments and/or Term Loan Commitments) by an aggregate amount not exceeding $200,000,000; provided, that, any such request for an increase shall be in a minimum amount of $25,000,000 (unless approved by the Administrative Agent). At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

1.4 Amendment to Subsection 2.16 - Unencumbered Asset Pool.

     A. Subsection 2.16 shall be deleted in its entirety and replaced with the following:

     2.16 Unencumbered Asset Pool. Borrowers may at any time add a Qualified Unencumbered Asset Pool Property to the Unencumbered Asset Pool pursuant to this Section 2.16, by Borrowers' delivery to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Revolving Lenders) of the following:

     (a) a complete description of the proposed Qualified Unencumbered Asset Pool Property;

     (b) for any Revenue-Producing Property only, the prior twelve (12) months' operating income statements related to such Qualified Unencumbered Asset Pool Property (to the extent available);

     (c) for any Revenue-Producing Property only, cash flow projections for such Qualified Unencumbered Asset Pool Property for at least the next twelve (12) months;

     (d) for any Revenue-Producing Property only, a description of all tenants and leases with respect to such Qualified Unencumbered Asset Pool Property;

     (e) a certification of a Responsible Officer of the Borrowers that Parent has obtained a current written report prepared by a qualified independent expert with respect to Hazardous Materials related thereto which discloses that such property would not be in violation of the representations and covenants of this Agreement; and

     (f) such other written materials reasonably requested by any Revolving Lender.

     Borrowers may remove any Qualified Unencumbered Asset Pool Property from the Unencumbered Asset Pool by delivery to the Administrative Agent (for prompt distribution to the Revolving Lenders) of a written notice to that effect, accompanied by a certificate of a Responsible Officer of Borrowers setting forth the revised Borrowing Base as of the most recently-ended fiscal quarter for which financial statements are required to be delivered pursuant to this Agreement resulting from such removal, which removal shall be effective on the third (3rd) day after receipt of such notice by Administrative Agent.

1.5 Amendment to Subsection 5.01(a) - Existence.

     A. Subsection 5.01(a) shall be deleted in its entirety and replaced with the following:

     (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization except to the extent permitted by Sections 7.04, or 10.21.

1.6 Amendment to Subsection 6.01 - Financial Statements.

     A. Subsection 6.01(c) shall be deleted in its entirety and replaced with the following:

     (c) As soon as practicable, and in any event within 60 days after the end of each of the first 3 fiscal quarters in any fiscal year, statements of operating income for such fiscal quarter for each of the Revenue-Producing Properties in the Unencumbered Asset Pool and a summary Rent Roll for each of the Revenue-Producing Properties in the Unencumbered Asset Pool, each in reasonable detail. For the fourth fiscal quarter of each fiscal year, as soon as practicable, and in any event within 90 days after the end of such fourth fiscal quarter, provide such above-mentioned detail; and

1.7 Amendment to Subsection 6.02 - Certificates; Other Information.

     A. Subsections 6.02(a) and (g) shall be deleted in their entirety and replaced with the following:

     (a) As soon as practicable, and in any event no later than 90 days after the commencement of each fiscal year, a budget and projection by fiscal quarter for that fiscal year and by fiscal year for the next two succeeding fiscal years, including for the first such fiscal year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such fiscal years, projected consolidated balance sheets and statements of operations and cash flows, of Parent and its Subsidiaries, all in reasonable detail;

     (g) Not later than sixty (60) days after the end of each fiscal quarter of the Borrowers (other than the fourth fiscal quarter in any fiscal year), (i) a statement listing the properties of Parent and its respective Subsidiaries which are Development Investments and providing a brief summary of the status of such development, and (ii) an updated Schedule 5.13 containing a current listing of all then existing Subsidiaries. Not later than ninety (90) days after the fourth fiscal quarter in any fiscal year, the items required to be delivered in clause (i) and (ii) above for such fourth fiscal quarter;

1.8 Amendment to Subsection 6.13 - Unencumbered Asset Pool.

     A. Subsection 6.13 shall be deleted in its entirety and replaced with the following:

6.13 Unencumbered Asset Pool.

     (a) Cause each of the Revenue-Producing Properties in the Unencumbered Asset Pool to satisfy all of the following conditions:

     (i) the Revenue-Producing Properties shall be owned by a Borrower or leased by a Borrower pursuant to a Mortgageable Ground Lease (subject to the terms of this Agreement); and

     (ii) the Revenue-Producing Properties in the Unencumbered Asset Pool shall consist solely of Revenue- Producing Properties which have an aggregate occupancy level (on a portfolio basis) of at least 80% as of the end of the previous four fiscal quarters of the Borrowers based on bona fide, arms-length tenant leases which are in full force and effect requiring current rental payments and which are in good standing.

     (b) Cause no more than 25% of the total Borrowing Base to be derived from Qualified Lands.

     (c) Provide to the Administrative Agent on and as of the Second Amendment Date as part of the Compliance Certificate (i) a list of the Revenue-Producing Properties and Qualified Lands in the Unencumbered Asset Pool, (ii) the certification of a Responsible Officer of the Borrowers of the Asset Values of such properties and that such properties are in compliance with Section 6.13 (together with appraisals (if any) to support any applicable Appraised Values for each Qualified Land), (iii) operating statements setting forth the NOI for each of the Revenue-Producing Properties in the Unencumbered Asset Pool for the previous four fiscal quarters (or such shorter period as the Revenue-Producing Property has been held by the Borrowers if such statements are not available to Borrowers) certified as true and correct by a Responsible Officer of the Borrowers, and (iv) a certificate that the Revenue-Producing Properties and Qualified Lands in the Unencumbered Asset Pool comply with the terms of Sections 5.09 and 5.19. If all or any material portion of a Revenue-Producing Property or a Qualified Land within the Unencumbered Asset Pool shall be materially damaged or taken by condemnation, then such property shall no longer be a part of the Unencumbered Asset Pool unless and until such damage is repaired or restored, such property becomes fully operational and the Administrative Agent shall receive evidence satisfactory to the Administrative Agent of the value and NOI of such Revenue-Producing Property or the Appraised Value of Qualified Land following such repair or restoration.

1.9 Amendment to Section 6.14 - Revenue-Producing Properties.

     A. Subsection 6.14 shall be deleted in its entirety and replaced with the following:

     6.14 Revenue-Producing Property and Qualified Land. Cause each Revenue-Producing Property and each Qualified Land in the Unencumbered Asset Pool to remain a Qualified Unencumbered Asset Pool Property so long as it is in the Unencumbered Asset Pool; provided, that, nothing herein shall preclude the removal of any such property from the Unencumbered Asset Pool in accordance with this Agreement.

1.10 Amendment to Section 6.15 - Additional Borrowers.

     A. Subsection 6.15 shall be deleted in its entirety and replaced with the following:

     6.15 Additional Borrowers. Cause each Wholly-Owned Subsidiary of Parent which is not then a Borrower and which holds a Revenue-Producing Property or Qualified Land which becomes part of the Unencumbered Asset Pool, to execute and deliver a joinder agreement concurrently with the addition of such Revenue-Producing Property or such Qualified Land to the Unencumbered Asset Pool.

1.11 Amendment to Section 7.02 - Investments.

     A. Subsections 7.02(f) and (g) shall be deleted in their entirety and replaced with the following:

     (f) Investments in Real Property of the Borrower and their Subsidiaries consisting of (i) Development Investments (the amount of such Investment shall be an amount equal to the aggregate costs incurred in connection therewith), (ii) undeveloped land without improvements, or (iii) any other Real Property, other than an improved real estate property used principally for office, office/laboratory, research, or manufacturing/warehouse purposes (and appurtenant amenities); provided, that, as of the most recently ended fiscal quarter, the book value of such Investments may not exceed 35% of the Adjusted Tangible Assets. To determine such book value of Investments described in this Section 7.02(f) which are not owned 100%, directly or indirectly, by Parent or any of its Subsidiaries, the book value of such Investment shall be adjusted by multiplying the same by the Parent's or such Subsidiaries' interest therein during the fiscal quarter of the Parent ending as of the date of determination of such book value;

     (g) Investments in Development Investments; provided, that, at any time the aggregate amount of costs incurred in connection therewith from the date of computation of acquiring the applicable Real Property and developing, constructing, renovating, rehabilitating and leasing the improvements thereon, to any date of determination, does not exceed 25% of the Adjusted Tangible Assets as of the most recently ended fiscal quarter;

1.12 Amendment to Section 7.09 - Burdensome Agreements.

     A. Subsection 7.09 shall be deleted in its entirety and replaced with the following:

     7.09 Burdensome Agreements. Enter into any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting any Borrower's ability to pledge to Administrative Agent the Revenue-Producing Property and Qualified Land within the Unencumbered Asset Pool. Borrowers and their respective Subsidiaries, shall take such actions as are necessary to preserve the right and ability of Borrowers to pledge to Administrative Agent for the benefit of Lenders those Revenue-Producing Properties and Qualified Lands without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of Borrowers or any of their respective Subsidiaries. Borrowers shall, upon demand, provide to the Administrative Agent such evidence as the Administrative Agent may reasonably require to evidence compliance with this Section 7.09, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit a Borrower's ability to pledge to Administrative Agent Revenue- Producing Properties and Qualified Lands within the Unencumbered Asset Pool as security for the Obligations, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if Revenue- Producing Properties or Qualified Lands within the Unencumbered Asset Pool are pledged to Administrative Agent in the future as security for the Obligations.

1.13 Amendment to Section 7.11 - Financial Covenants.

 A. Subsection 7.11 shall be deleted in its entirety and replaced with the following:

     (a) Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50:1.00;

     (b) Permit the Secured Debt Ratio, as of the last day of any fiscal quarter, to exceed 0.45:1.00;

     (c) Permit the Leverage Ratio, as of the last day of any fiscal quarter, to exceed 0.60:1.00;

     (d) Permit Minimum Book Value, as of the last day of any fiscal quarter, to be less than the sum of (i) $456,000,000, plus (ii) 85% of the net issuance proceeds of all Equity Offerings from and after the Closing Date (excluding the amount of Exchange Proceeds); and

     (e) Permit recourse Indebtedness (whether secured or unsecured) of Parent and its Subsidiaries (excluding the Obligations) to exceed an amount equal to 40% of Adjusted Tangible Assets as of the most recently ended fiscal quarter.

1.14 Amendment to Section 10.21 - Release of Borrowers.

     A. Subsection 10.21 shall be deleted in its entirety and replaced with the following:

     10.21 Release of Borrower. Notwithstanding anything to the contrary contained in this Agreement, Parent may sell, assign, transfer or dispose of its interest in another Borrower (other than Operating Partnership) that is a Subsidiary of Parent; provided, that, on or before the closing of such sale the Borrowers shall have delivered to the Administrative Agent a certification, together with such other evidence as Administrative Agent may require, that the Borrowers will be in compliance with all covenants in this Agreement after giving effect to such sale, assignment, transfer or other disposition; and, provided, further, that from and after any such sale, the assets of such Borrower shall no longer be included within the Unencumbered Asset Pool. Administrative Agent shall promptly notify the Lenders of any such sale, assignment, transfer or other disposition permitted hereunder. In the event that the Borrowers shall comply with the foregoing provisions, such Borrower shall be released from liability under this Agreement by the Administrative Agent. The Administrative Agent may also release a Borrower from liability if all of the Revenue-Producing Properties and Qualified Lands of such Borrower are sold or all of the Revenue- Producing Properties and Qualified Lands of such Borrower cease to be Unencumbered; provided, that, on or before the effective date of such release, the Borrowers shall have delivered to the Administrative Agent a certification, together with such other evidence as the Administrative Agent may require, that the Borrowers will be in compliance with all covenants in this Agreement after giving effect to such release.

1.15 Amendment to Exhibit D - Form of Compliance Certificate.

     A. Exhibit D - Form of Compliance Certificate shall be deleted in its entirety and replaced with Exhibit D - Form of Compliance Certificate attached hereto as Annex I.

1.16 Amendment to Schedule 2.01A - Revolving Commitments and Applicable Percentages.

     A. Schedule 2.01A - Revolving Commitments and Applicable Percentages shall be deleted in its entirety and replaced with Schedule 2.01A - Revolving Commitments and Applicable Percentages attached hereto as Annex II.

Section 2. CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective as of the Amendment Effective Date, at such time that all of the following conditions are satisfied:

     A. Required Lenders shall have executed this Amendment and delivered their counterpart signature page to Administrative Agent and Parent shall have executed the Fee Letter;

     B. Borrowers shall have delivered (i) Revolving Notes in favor of each Revolving Lender requesting either a new Revolving Note in an amount equal to such new Revolving Lender's Revolving Commitment or a revised Revolving Note in an amount equal to such Revolving Lender's increased Revolving Commitment, and (ii) Term Notes in favor of each Term Lender requesting either a new Term Note in an amount equal to such new Term Lender's Term Loan Commitment or a revised Term Note in an amount equal to such Term Lender's increased Term Loan Commitment;

     C. Each new Lender shall have executed a Joinder Agreement;

     D. On or before the Amendment Effective Date, Borrowers shall have paid to Administrative Agent an amendment fee in an aggregate amount equal to the sum of $5,000 times the number of Lenders who are party to this Amendment and who were Lenders prior to the Amendment Effective Date. The amendment fee will be distributed to each Lender who is a party to this Amendment and who was a Lender prior to the Amendment Effective Date in accordance with the foregoing;

     E. On or before the Amendment Effective Date, Borrowers shall have paid to Administrative Agent the fees set forth in the Fee Letter. The fees will be distributed to each Lender who is a party to this Amendment in accordance with the Fee Letter;

     F. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for Borrowers in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Amendment Effective Date, with respect to the validity, binding effect and enforceability of this Amendment, and due authorization, execution and delivery thereof, and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request; and

     G. Borrowers shall have paid the reasonable fees, costs and expenses of Administrative Agent's counsel in connection with this Amendment.

Section 3. BORROWERS' REPRESENTATIONS AND WARRANTIES

     In order to induce the Required Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

     3.1 Corporate Power and Authority. Borrowers have all requisite power and authority to enter into this Amendment and any other agreements, guaranties or other operative documents to be delivered pursuant to this Amendment, to carry out the transactions contemplated by, and perform their obligations under, the Amended Agreement. Each of the Borrowers is in good standing in the respective states of their organization on the Amendment Effective Date;

     3.2 Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of Borrowers. Except as disclosed on Schedule 3.2, the organizational documents of the Borrowers have not been modified in any material respect since (i) December 22, 2004 in the case of Borrowers party to the Credit Agreement on such date or (ii) the date on which the applicable Borrower joined the Credit Agreement as an additional Borrower, in the case of additional Borrowers joined after December 22, 2004 pursuant to Section 6.15 of the Credit Agreement;

     3.3 No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement as of the Amendment Effective Date. Further, after giving effect to this Amendment, no Default or Event of Default would result under the Amended Agreement from the consummation of this Amendment;

     3.4 No Conflict. The execution, delivery and performance by Borrowers of this Amendment and the performance of the Amended Agreement by Borrowers does not and will not (i) violate any provision of any applicable material law or any governmental rule or regulation applicable to Borrowers or any of their Subsidiaries, the Organization Documents of Borrowers or any of their Subsidiaries or any order, judgment or decree of any court or other Governmental Authority binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Borrowers or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Subsidiaries not otherwise permitted by the Amended Agreement, or (iv) require any approval of members or stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Subsidiaries, except for such approvals or consents which have been or will be obtained on or before the Amendment Effective Date;

     3.5 Governmental Consents. The execution and delivery by Borrowers of this Amendment and the performance by Borrowers under the Amended Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;

     3.6 Binding Obligation. The Credit Agreement, as amended by this Amendment, has been duly executed and delivered by Borrowers and is enforceable against Borrowers in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and

     3.7 Incorporation of Representations and Warranties From Credit Agreement. After giving effect to this Amendment, the representations and warranties contained in Article V of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except representations and warranties solely to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 4. MISCELLANEOUS

 4.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

     A. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

     B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     4.2 Fees and Expenses. Borrowers acknowledge that all reasonable costs, fees and expenses incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers. Borrowers hereby agree to pay the reasonable fees, cost and expenses of Administrative Agent's counsel in connection with this Amendment.

     4.3 Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     4.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by each Borrower and the Required Lenders, and receipt by Borrowers and Administrative Agent of written, facsimile or telephonic notification of such execution and authorization of delivery thereof.

     4.5 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties with respect to the amendment to the Credit Agreement referred to herein, and supersedes all prior agreements and understandings, oral or written, relating thereto.

[Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership

By: ARE-QRS Corp., a Maryland corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-QRS CORP.,
a Maryland corporation

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE ACQUISITIONS, LLC,
a Delaware limited liability company

By: ARE-QRS Corp.,
a Maryland corporation, managing member

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-215 COLLEGE ROAD, LLC
ARE-819/863 MITTEN ROAD, LLC
ARE-150/154 TECHNOLOGY PARKWAY, LLC
ARE-19 FIRSTFIELD ROAD, LLC
ARE-10150 OLD COLUMBIA, LLC
ARE-170 WILLIAMS DRIVE, LLC
ARE-3005 FIRST AVENUE, LLC
ARE-5 TRIANGLE DRIVE, LLC
ARE-50 WEST WATKINS MILL, LLC
ARE-279 PRINCETON ROAD, LLC
ARE-3770 TANSY STREET, LLC
ARE-10505 ROSELLE STREET, LLC
ARE-9363/9373/9393 TOWNE CENTRE, LLC
ARE-2425/2400/2450 GARCIA BAYSHORE, LLC
ARE-108 ALEXANDER ROAD, LLC
ARE-480 ARSENAL STREET, LLC
ARE-500 ARSENAL STREET, LLC
ARE-7030 KIT CREEK, LLC
ARE-6146 NANCY RIDGE, LLC
ARE-901/951 GATEWAY BOULEVARD, LLC
ARE-770/784/790 MEMORIAL DRIVE, LLC
ARE-1201/1208 EASTLAKE AVENUE, LLC
ARE-1208 EASTLAKE AVENUE, LLC
ARE-EASTLAKE AVENUE NO. 3, LLC
ARE-HARBOR BAY NO. 4, LLC
ARE-NANCY RIDGE NO. 3, LLC
ARE-PORTER DRIVE, LLC
ARE-2625/2627/2631 HANOVER, LLC
ARE-SEATTLE NO. 10, LLC
ARE-SD REGION NO. 17, LLC
ARE-SAN FRANCISCO NO. 17, LLC
ARE-MA REGION NO. 13, LLC
ARE-129/153/161 HILL STREET, LLC
ARE-SAN FRANCISCO NO. 16, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, their sole member

By: ARE-QRS Corp.,
a Maryland corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-MARYLAND NO. 32, LLC
ARE-5 RESEARCH PLACE, LLC,
each a Maryland limited liability company

ARE-MARYLAND NO. 23, LLC
ARE-MA REGION NO. 14, LLC
ARE-MA REGION NO. 20, LLC
ARE-30 WEST WATKINS, LLC
ARE-MA REGION NO. 19, LLC
ARE-35 HARTWELL AVENUE, LLC
ARE-MA REGION NO. 21, LLC
ARE-NEXUS CENTRE II, LLC
ARE-700/730 SOUTH RAYMOND, LLC
ARE-14 FIRSTFIELD ROAD, LLC
ARE-681 GATEWAY BOULEVARD, LLC,
 each a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
its managing member

By: ARE-QRS Corp.,
a Maryland corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-MARYLAND NO. 25, LLC
ARE-MARYLAND NO. 26, LLC
ARE-MARYLAND NO. 27, LLC
 each a Maryland limited liability company

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, their sole member

By: ARE-QRS Corp.,
a Maryland corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-60 WESTVIEW, LLC
ARE-381 PLANTATION STREET, LLC,
each a Delaware limited liability company

By: AREE-Holdings, L.P.,
a Delaware limited partnership, managing member

By: ARE-GP Holdings QRS Corp.,
a Delaware corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-PA REGION NO. 3, L.P.
ARE-PA REGION NO. 4, L.P.
ARE-702 ELECTRONIC DRIVE, L.P.,
each a Delaware limited partnership

By: AREE-Holdings, L.P.,
a Delaware limited partnership, general partner

By: ARE-GP Holdings QRS Corp.,
a Delaware corporation, general partner

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

ARE-10933 NORTH TORREY PINES, LLC
ARE-11099 NORTH TORREY PINES, LLC,
each a Delaware limited liability company

By: Alexandria Real Estate Equities, Inc.,
a Maryland corporation, their sole member

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

A.R.E. QUEBEC NO. 1, INC.

By: /s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent for Required Lenders

By: /s/ Kathleen M. Carry
Name: Kathleen M. Carry
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By: /s/ James P. Johnson
Name: James P. Johnson
Title: Senior Vice President

CITICORP NORTH AMERICA INC.

By: /s/ Jeanne M. Craig
Name: Jeanne M. Craig
Title: Vice President

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By: /s/ David Goldman
Name: David Goldman
Title: Vice President

By: /s/ Judy Tam
Name: Judy Tam
Title: Assistant Vice President

SOCIETE GENERALE

By: /s/ Scott Gosslee
Name: Scott Gosslee
Title: Director

CITIZENS BANK OF RHODE ISLAND

By: /s/ Craig E. Schermerhorn
Name: Craig E. Schermerhorn
Title: Vice President

SUNTRUST BANK

By: /s/ Blake K. Thompson
Name: Blake K. Thompson
Title: Vice President

CALYON NEW YORK BRANCH

By: /s/ John A. Wain
Name: John A. Waain
Title: Managing Director

By: /s/ Daniel J. Reddy
Name: Daniel J. Reddy
Title: Director

SOVEREIGN BANK

By: /s/ Katherine Felpel
Name: Katherine Felpel
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

UNION BANK OF CALIFORNIA, N.A.

By: /s/ David B. Murphy
Name: David B. Murphy
Title: SVP/Regional Manager

BANK OF THE WEST

By: /s/ Wendi D. Reed
Name: Wendi D. Reed
Title: Vice President

By: /s/ Chuck Weerasooriya
Name: Chuck Weerasooriya
Title: Senior Vice President

CHEVY CHASE BANK, F.S.B.

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

AMSOUTH BANK

By: /s/ Lawrence Clark
Name: Lawrence Clark
Title: VP

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Stephen J. Shockey
Name: Stephen J. Shockey
Title: FVP

MIDFIRST BANK,
a Federally Chartered Saving Association

By: /s/ Darrin Rigler
Name: Darrin Rigler
Title: Vice President

COMERICA BANK

By: /s/ James Graycheck
Name: James Graycheck
Title: Assistant Vice President

COMPASS BANK

By: /s/ Johanna Duke Paley
Name: Johanna Duke Paley
Title: Senior Vice President

MANUFACTURERS BANK,
a California banking corporation

By: /s/ Manny Ahsan
Name: Manny Ahsan
Title: Vice President

FIRST HORIZON BANK,
a division of First Tennessee Bank, N.A.

By: /s/ Blake Bowers
Name: Blake Bowers
Title: Vice President

CEDARS BANK

By: /s/ Christopher Colella
Name: Christopher Colella
Title: Senior Vice President/Chief Credit Officer

SCOTIABANC, INC.

By: /s/ William E. Zarrett
Name: William E. Zarrett
Title: Managing Director

THE INTERNATIONAL COMMERCIAL BANK OF CHINA, NEW YORK AGENCY

By: /s/ Nae-Yee Lung
Name: Nae-Yee Lung
Title: EVP & General Manager

EUROHYPO AG, NEW YORK BRANCH

By: /s/ Alfred Koch
Name: Alfred Koch
Title: Managing Director

By: /s/ Alice Ha
Name: Alice Ha
Title: Associate